UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21057 (Commission File Number)	86-0712225 (I.R.S. Employer Identification No.)

5429 LBJ Freeway, Suite 1000		75240
Dallas, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2010, Dynamex Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, TransForce Inc., a Canadian corporation (“Parent”), and TransForce Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Merger”).  The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”), based on the recommendation of a special committee of the Board that was formed to evaluate and negotiate the terms of a sale of the Company.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by the Company, Parent or Merger Sub, and shares owned by Company stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $25.00 in cash, without interest (the “Merger Consideration”).

The Merger Agreement contains customary representations, warranties and covenants.  The consummation of the Merger is subject to customary conditions, including, without limitation, (a) approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (b) expiration or termination, as the case may be, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada), the Canada Transportation Act, as amended, and other applicable competition or similar laws and (c) the absence of any law, order or injunction prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers) and (iii) there not being holders of more than 15% of the shares of the Company’s common stock properly exercising appraisal rights.

From the date of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative takeover proposals, recommend an alternative takeover proposal or enter into an agreement with respect to an alternative takeover proposal. The “no-shop” provision, however, is subject to a customary “fiduciary-out” provision, which provides that, prior to the time stockholder approval is obtained, the Board may change its recommendation to the Company’s stockholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the Board has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (a) that failure to take such action would violate the directors’ fiduciary duties to the Company’s stockholders under applicable law and (b) that the takeover proposal constitutes a “Superior Proposal”, which is defined in the Merger Agreement to mean a written takeover proposal (i) that includes consideration per share of the Company’s common stock that is greater than the per share Merger Consideration and that the Board has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms without unreasonable delay, taking into account all legal, regulatory and financial aspects of the proposal (including certainty of financing) and the third party making the takeover proposal, and if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger and (ii) accompanied by executed customary financing commitments that, together with cash on hand, are sufficient to fund the takeover proposal; provided, however, that (a) the Company has given Parent at least four business days’ prior written notice of its intention to take such action and has provided a copy of the relevant proposed transaction agreements with the party making such proposal, (b) the Company has negotiated in good faith with Parent during such notice period (to the extent Parent wishes to negotiate) to enable Parent to revise the terms of the Merger Agreement such as to cause such takeover proposal to no longer constitute a Superior Proposal, (c) following the end of such notice period, the Board will have considered in good faith any changes to the Merger Agreement proposed in writing by Parent and will have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect, and (d) in the event of any change to the terms of such Superior Proposal, the Company shall have delivered to Parent an additional notice and the four business day notice period shall have recommenced.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company under certain circumstances to terminate the Merger Agreement to accept a Superior Proposal.  Upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement to accept a Superior Proposal, the Company is required to pay Parent a termination fee of approximately $7.73 million.

The representations, warranties and covenants made in the Merger Agreement (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (“SEC”).

The foregoing descriptions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The Company entered into that certain Agreement and Plan of Merger, dated as of October 1, 2010, by and among the Company, DashNow Holding Corp. (“DashNow Parent”) and DashNow Acquisition Corp. (“DashNow Merger Sub”), as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated November 30, 2010, by and among the Company, DashNow Parent and DashNow Merger Sub (as amended, the “Prior Merger Agreement”).  Each of DashNow Parent and DashNow Merger Sub are affiliates of Greenbriar Equity Group LLC. The Prior Merger Agreement contemplated a transaction whereby DashNow Merger Sub would merge with and into the Company and each outstanding share of Company common stock would be converted into the right to receive $24.00 per share in cash, without interest.

On December 7, 2010, the Company notified DashNow Parent pursuant to Section 5.3(e) of the Prior Merger Agreement that it had received a Takeover Proposal, as such term is defined in the Prior Merger Agreement, from Parent, in the form of the Merger Agreement, that included a purchase price per share of $25.00 (as compared to the $24.00 purchase price per share offered by DashNow Parent), and that the Board had determined, in accordance with the terms of the Prior Agreement, (a) that the Merger Agreement constituted a Superior Proposal, as such term is defined in the Prior Merger Agreement, and (b) that the Company intended to enter into the Merger Agreement after providing DashNow Parent with a four business day opportunity (ending on December 13, 2010) to propose such modifications to the Prior Agreement such that the Merger Agreement and the transactions contemplated thereby would no longer be a Superior Proposal. The Company received no such proposed modifications.

On December 14, 2010, the Board determined, in consultation with its independent financial advisor and outside legal counsel, that the proposal submitted by Parent on December 6, 2010 continued to constitute a Superior Proposal, as such term is defined in the Prior Merger Agreement, and approved the termination of the Prior Merger Agreement in order to enter into the Merger Agreement.  Accordingly, the Company terminated the Prior Merger Agreement pursuant to Section 7.1(d)(ii) of the Prior Merger Agreement concurrently with entering into the Merger Agreement, and paid a termination fee in the amount of $7,729,106 to an affiliate of Greenbriar Equity Group LLC in accordance with Section 7.3(a) of the Prior Merger Agreement.

Item 7.01. Regulation FD Disclosure.

On December  14, 2010, the Company issued a press release announcing the termination of the Prior Merger Agreement and the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On December 14, 2010, the Company issued a letter to customers and a letter to employees of the Company, announcing the signing of the Merger Agreement, a copy of each is furnished as Exhibit 99.2 and Exhibit 99.3, respectively, and is incorporated herein by reference.

On December 14, 2010, the Company made available on its website answers to frequently asked questions regarding the Merger Agreement and the proposed Merger, a copy of which is furnished as Exhibit 99.4 and is incorporated herein by reference.

Important Merger Information and Additional Information

In connection with the proposed merger, the Company will file with the SEC and mail to its stockholders a proxy statement, which will contain information about the Company, the proposed Merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or from the Company website (www.dynamex.com). The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the proposed Merger. Information regarding any interests that the executive officers and directors of the Company may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger.

Forward-looking Statements

This report contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this report are based on information available to the Company on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the Merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by the Company with the SEC from time to time. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this report and other Company communications.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.                                Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of December 14, 2010, by and among Dynamex Inc., TransForce Inc. and TransForce Acquisition Corp.

Exhibit 99.1	Press release of Dynamex Inc. dated December 14, 2010.

Exhibit 99.2	Letter to Company customers dated December 14, 2010.

Exhibit 99.3	Letter to Company employees dated December 14, 2010.

Exhibit 99.4	Answers to frequently asked questions regarding the Merger placed on the Company’s website on December 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.

Dated: December 14, 2010

	By:	/s/ Ray E. Schmitz
Ray E. Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of December 14, 2010, by and among Dynamex Inc., TransForce Inc. and TransForce Acquisition Corp.

Exhibit 99.1	Press release of Dynamex Inc. dated December 14, 2010.

Exhibit 99.2	Letter to Company customers dated December 14, 2010.

Exhibit 99.3	Letter to Company employees dated December 14, 2010.

Exhibit 99.4	Answers to frequently asked questions regarding the Merger placed on the Company’s website on December 14, 2010.